Exhibit 99.1

            Friendly Ice Cream Corporation to Increase Size of Board;
              Offers Shareholder Group Representation on the Board



    WILBRAHAM, Mass.--(BUSINESS WIRE)--Dec. 6, 2006--Friendly Ice Cream Corporation (AMEX: FRN) today announced that it intends to increase the size of its Board of Directors from five to seven members. The Board is considering a number of highly qualified individuals with experience in the hospitality industry who they believe can bring substantial value to the Company.

    The Board of Directors decided to offer one of the two additional seats on the Board to a designee of the group of shareholders led by Sardar Biglari ("Mr. Biglari"). The board seat would provide Mr. Biglari with representation approximately proportional to the group's ownership in the Company. The Board determined that while it desires to add members with business expertise in areas in which the Company operates, it is in the best interests of the shareholders to make Mr. Biglari this offer to avoid a potentially contentious and expensive proxy fight at a time when the Company is actively pursuing key initiatives to improve shareholder value. In the event that Mr. Biglari rejects the offer, the Board intends to fill both seats with highly qualified candidates selected by the Board.

    "Friendly's is firmly committed to serving the interests of all our shareholders," said Donald N. Smith, Chairman of the Board, "and further distractions to our management team and employees will not serve those interests." Smith added that "we believe adding highly qualified individuals to our Board of Directors with experience in the hospitality industry will assist us in further pursuing and developing our key strategic initiatives and is in the best interests of the Company. We also believe that it is important to listen to our shareholders. Mr. Biglari, together with his group, control approximately 14.9% of the Company's outstanding shares, and we are open to their participation on our Board proportional to their ownership."

    About Friendly Ice Cream Corporation

    Friendly Ice Cream Corporation is a vertically integrated restaurant company serving signature sandwiches, entrees and ice cream desserts in a friendly, family environment in over 520 company and franchised restaurants throughout the Northeast. The Company also manufactures ice cream, which is distributed through more than 4,500 supermarkets and other retail locations. With a 71-year operating history, Friendly's enjoys strong brand recognition and is currently remodeling its restaurants and introducing new products to grow its customer base.

    Forward Looking Statements

    Statements contained in this release that are not historical facts constitute "forward looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include statements relating to the anticipated contributions of any new members of the Board of Directors and the impact of the Company's key strategic initiatives. All forward looking statements are subject to risks and uncertainties which could cause results to differ materially from those anticipated. These factors include risks and uncertainties arising from accounting adjustments, the Company's highly competitive business environment, exposure to fluctuating commodity prices, risks associated with the foodservice industry, the ability to retain and attract new employees and directors, including a replacement chief executive officer, new or changing government regulations, the Company's high geographic concentration in the Northeast and its attendant weather patterns, conditions needed to meet restaurant re-imaging and new opening targets, the Company's ability to continue to develop and implement its franchising program, the Company's ability to service its debt and other obligations, the Company's ability to meet ongoing financial covenants contained in the Company's debt instruments, loan agreements, leases and other long-term commitments, unforeseen costs and expenses associated with litigation, and costs associated with improved service and other similar initiatives. Other factors that may cause actual results to differ from the forward looking statements contained herein and that may affect the Company's prospects in general are included in the Company's other filings with the Securities and Exchange Commission. As a result the Company can provide no assurance that its future results will not be materially different from those projected. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such forward looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.



    CONTACT: Friendly Ice Cream Corporation
             Deborah Burns, 413-731-4124
             Senior Director Investor Relations